EX. 10.23

ACQUISITION AGREEMENT made as of May 1, 2000, by and among TELTRAN INTERNATIONAL GROUP, LTD., a Delaware corporation ("Teltran") and TRANS VOICE INVESTMENTS, LTD, the sole member ("Member"),of SaveOn Calling.com, LLC a Florida Limited Liability Company, (the "Acquired Company").

                                  INTRODUCTION

      WHEREAS, Teltran is a corporation which is engaged in the telecommunication and internet business;

      WHEREAS, the Acquired Company has been recently formed and is engaged providing retail telephone services;

      WHEREAS, the Member owns all the membership interest of the Acquired Company (the "Membership Interest");

      WHEREAS, Teltran desires to acquire (the "Acquisition") Sixty-six and Sixty-seven Hundredth percent (66.67%) of the Membership Interest for shares of Teltran's common stock;

      WHEREAS, the Member and Teltran desire to effect the aforesaid transaction;

      NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

                                    ARTICLE I

                        DEFINITIONS, DISCLOSURE SCHEDULE

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated below:

      "Consents" shall refer to the consents or approval of any third party including any governmental agency or registered securities association or stock exchange required in connection with the Acquisition including, but not limited to, any consent required in connection with the transfer of the Membership Interest or resulting from a change in beneficial ownership of the Acquired Company required by or necessary to prevent any termination or amendment of a Material Contract referred to in Section 4.8 or any other right of the Acquired Company and all of which consents are listed in the Acquired Company Disclosure Schedules.

      "Contract" shall mean any agreement, contract, license, indenture, lease, mortgage, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral).

      "EBITDA" shall refer to the net income of the Acquired Company before interest, taxes depreciation and amortization as determined in accordance with GAAP.

      "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other


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similar laws affecting the enforcement of creditors= rights generally and by principles of equity regarding the availability of remedies.

      "Earnings Period" shall refer to the period commencing on May 1, 2000 and ending September 30, 2002.

      "GAAP" shall refer to generally accepted accounting principles.

      "Knowledge" shall mean with respect to a party's awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs. The knowledge of any party making a representation for warranties hereunder shall be attributable to all other parties making such representations for warranties.

      "Laws" shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies and other requirements of the United States or United Kingdom and other jurisdictions to which Teltran and an Acquired Company, as applicable, are subject, including all foreign and local governments and all agencies and instrumentalities thereof, including any administrative agencies or administrative body created by any such government..

      "Liabilities" shall mean any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

      "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

      "Managers" shall refer to Richard Sablon and Kirston Fisch.

      "Market Price" when referring to the Teltran Stock shall be the average closing price on the electronic bulletin board, NASDAQ market or stock exchange constituting the primary United States trading market for the shares of Teltran common stock over the fifteen preceding trading days immediately prior to any determination of such price.

      "Material Adverse Effect" or "Material Adverse Change" with respect to a party means a change which would in the aggregate have material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or future business or financial condition on a consolidated or combined basis of such party.

      "Membership Interest" shall refer to an interest in the Acquired Company.

      "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

      "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes required by any Law to be filed with any tax authority.

      "Teltran Shares" shall refer to shares of Teltran Stock to be issued as consideration for the acquisition hereby.

      "Teltran Stock" shall refer to the common stock of Teltran.

      "Subsidiary" shall refer to any corporation or other entities in which a Person has a majority interest or which is otherwise controlled by such Person.


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      "Transactions" shall mean, in respect of any party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such party, including, without limitation, the Acquisition.

                                   ARTICLE II

                             THE INITIAL ACQUISITION

      2.1 The Acquisition. A simultaneously with the acquisition hereby:

            (a) Teltran shall acquire the sixty-six and sixty-seven hundreds (66.67%) percent of the Membership Interest in exchange for 150,000 Teltran Shares ("Initial Shares") and such additional Teltran Shares ("Contingent Shares") as set forth in paragraph 2(b).

            (b) The Member shall receive an indeterminate number of Contingent Shares as shall equal three times EBITDA during the Earnings Period as set forth below:

                  (1) On the sixtieth day after the first twelve months of the Earnings Period Teltran shall issue to Member a number of shares of Teltran Stock as shall have an aggregate Market Price determined as of such date equal to three times EBITDA for such twelve month period. At such time on or prior to the aforesaid delivery date Teltran shall provide member with its calculation of the aforesaid EBITDA accompanied by the Acquired Company's unaudited financial statements for the period. The calculation shall be made by the Company's independent public accountants.

                  (2) On the sixtieth day after expiration of the Earning Period Teltran shall issue to Member a number of shares of Teltran Stock as shall have an aggregate market price determine as of such day equal to three times EBITDA during the entire Earnings Period less the number of Teltran Shares previously delivered. On or prior to the aforesaid delivery date Teltran shall provide member with its calculation of the aforesaid EBITDA accompanied by the Acquired Company's unaudited financial statements for the period. The calculation shall be made by the Company's independent public accountants.

                  (3) If Member disputes the calculation of the Contingent Shares the parties shall submit the disputed aforesaid calculation to an accounting firm mutually agreeable to both parties. Teltran shall provide all accounting records requested by such firm.

            (c) The parties acknowledge that Member has contributed $125,000 in cash and equipment and prior to the closing herewith has advanced $200,000 to Teltran all of which shall constitute a capital contribution of Member. Teltran shall contribute up to $800,000 (of which $600,000 shall constitute a capital contribution) to the Acquired Company in accordance with an agreed upon budget of which $264,770.00 has been advanced through the date of this Agreement. A portion of the aforesaid amounts has been and will be advanced by a subsidiary of Teltran for the benefit of Acquired Company to obtain codes and for rental and other payments for the benefit of the Acquired Company. Except as otherwise agreed to by the parties or as set forth herein, all future amounts required to be contributed by Teltran shall be advanced to the Acquired Company.

      2.2 Closing. The closing of the Acquisition contemplated hereby (the "Closing") shall be simultaneously with the execution of this Agreement.

      2.3 Disclosure Schedules. The Member has delivered disclosure schedules to Teltran (the "Acquired Company Disclosure Schedule") relating to the Member and Acquired Company. The Acquired Company Disclosure Schedule shall set forth the matters required or permitted to be set forth therein as described elsewhere in this Agreement and shall be deemed to be part of this Agreement. The Member represents and warrants the truth and accuracy of the Acquired Company Disclosure Schedule.

2.4 Teltran Subsidiary. At any time, Teltran may designate a wholly owned subsidiary (the "Subsidiary") to acquire the Membership Interest. Unless otherwise indicated by the context, references herein to Teltran shall include the Subsidiary. Teltran shall remain primarily liable, however, for all obligations herein.


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2.5 Management. After closing of the Acquisition until completion of the Earning
Period, the day to day management of the Acquired Company shall be conducted by officer designated by Member from time to time and Teltran agrees to elect such designees as officers provided that such officers shall adhere to a plan of operation and budget adopted annually by the Members and such supervision by Managers as may be customary if the Acquired Company were a corporation.

2.6 Amendment of the Operating Agreement. The Operating Agreement shall be amended to provide:

      (a) For the purchase of Member's remaining Membership Interest or Teltran's Membership interest based on a valuation of the Acquired Company determined by Teltran with Member having the election to purchase Teltran's interest or sell its membership interest all at a pro-rata portion of the aforesaid valuation. If the purchase price exceeds $2,000,000 the purchase price shall be payable in installments over an eighteen (18) month period with one half the amount payable at closing. The unpaid balance shall be secured by the entire membership interest or in the case of purchase by Teltran, shares of Teltran's common stock in addition to such interest.

      (b) Obligation of Teltran and any of its subsidiaries to provide equipment and CIC code and other agreements and leases previously obtained (as set forth in Exhibit 1) or to be obtained by Teltran in its name for the benefit of the Acquired Company, even if Teltran's interest in the Acquired Company is repurchased.

      (c) For the management provisions set forth in paragraph 2.5.

      2.7 Teltran Charges

During the Earnings Period Teltran shall not include charges or expenses to the Acquired Company except as (i) set forth in the Budget for the applicable period
(ii) otherwise agreed to by Manager of Acquired Company designated by Member and
(iii) payments made directly to or for the benefit of the Acquired Company as leasehold payments made by Teltran or its subsidiary.

                                   ARTICLE III

                               CLOSING DELIVERIES

3.1 Acquired Company and Shareholder=s Closing Deliveries. At the Closing, in addition to documents referred to elsewhere herein, the Member shall execute and deliver, or cause to be delivered from the Acquired Company or other third parties to Teltran:

(1) Transfer of Membership Interest in such form as may be requested by Teltran;
(2) Records of the Acquired Company;

(3) Copies of all Consents;

(4) Certified copy of Resolutions of the Member authorizing this transaction;

(5) Election of designees of Teltran as Managers so that such designees shall constitute a majority of the Managers.

All such documents shall be satisfactory to the Teltran and its counsel.

3.2 Closing Deliveries to the Acquired Company and Member. At the Closing, in addition to documents referred to elsewhere, Teltran shall deliver to the Member:

                  (1) Certificates for the Initial Shares;

            (2) Such other documents as the Acquired Company or Member or their counsel may reasonably request;

All such documents shall be satisfactory to Acquired Company and the Member and their counsel.

                                  ARTICLE IV

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                  REPRESENTATIONS AND WARRANTIES OF THE MEMBER

Except as set forth in the Acquired Company Disclosure Schedule the Acquired Company and the Member jointly and severally make the following representations and warranties to Teltran on the date hereof with the knowledge and understanding that Teltran is relying materially upon such representations and warranties.

4.1 Organization and Standing of Acquired Company. The Acquired Company is a Limited Liability Company duly organized, validly existing and in good standing under the laws of Florida. The Acquired Company has the power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each jurisdiction where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect. The copies of the Certification of Articles of Organization and Limited Liability Company Management Operating Agreement of Acquired Company as amended to date, and made available to Teltran, are true and complete copies of those documents as now in effect.

4.2 No provision.

4.3 Membership Ownership. Member represents that the Member is the record and beneficial owner of the entire Membership Interest of the Acquired Company. Upon execution of this Agreement and delivery at closing of the Membership Interest, Teltran shall receive marketable title to such Membership Interest free and clear of all Liens and encumbrances and claims of third parties.

4.4 Subsidiaries. The Acquired Company= does not own any Subsidiary nor does any Acquired Company have an interest in any other corporation, partnership, joint venture or other entity.

4.5 Investment Intent. The Member hereby represents, warrants and agrees that Member is acquiring any Teltran Shares to be issued in connection with Acquisition for its own account, and not with a view to the distribution of the Teltran Shares. In such connection, each Member further represents and warrants that it understands that Teltran is issuing the Teltran Shares to Member in reliance upon an exemption from the registration requirements pursuant to
Section 5 of the Securities Act of 1933, as amended (the "Act") and the rules and regulations thereunder agrees that the Teltran Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by such Shareholder unless Teltran shall have been supplied with evidence satisfactory to it and its counsel that such transfer is not in violation of the Act. Member understands that the certificates for the Teltran Shares shall bear an appropriate restrictive legend to reflect the foregoing restrictions and that stop transfer instructions will be placed against the Teltran Shares with respect thereto. Member consents to the placing of such legend on the certificates for the Teltran Shares. Notwithstanding the foregoing, Member is acknowledging that it is transferring a portion of the Teltran Shares to Intelesis Group, Inc. to be acquired and held by such entity pursuant to the terms of this Section 4.5.

4.6 Authority. This Agreement constitutes, when executed and delivered by the Member in accordance herewith, the valid and binding obligations of the Member enforceable in accordance with its respective terms, subject to the Enforceability Exceptions.

4.7 Assets. The Acquired Company has good and marketable title to or lease or licenses to all of the assets and properties which it purports to own as reflected on the Acquired Company Balance Sheet or thereafter acquired or on
Schedule 4.7 hereto. No material portion of the assets of the Acquired Company is subject to any lien or any governmental decree or other to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the Members= Knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of the Acquired Company is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.


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4.8 Contracts. Schedule 4.8 consists of a true and complete list of all contracts, agreements, purchase orders, commitments and other instruments (whether oral or written) to which the Acquired Company is a party.

Except as set forth on Schedule 4.8 each Material Contract is in full force and effect and there is no default under any Material Contract either by the Acquired Company or, to the knowledge of Member, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Acquired Company or to the knowledge of the Acquired Company and Member, any other party of which could result in termination of a Material Consent or which alone or in the aggregate, would provide the basis for a claim against the Acquired Company.

4.9 Litigation. There is no claim, action, proceeding, or investigation pending or, to their Knowledge, threatened against or affecting the Acquired Company or any Acquired Company Subsidiary before or by any court, arbitrator or governmental agency or authority which, in their reasonable judgment, could have a Material Adverse Effect on the Acquired Company. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Acquired Company and with respect to any action or claim covered by insurance, the Acquired Company has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

4.10 Insurance. The Acquired Company has in force insurance policies, or renewals thereof, as identified and described in the Disclosure Schedule, reasonably adequate to cover the Assets and the business against loss, damage and liability and will maintain such insurance up to and including the Closing Date.

4.11 No Conflict. The execution and delivery of this Agreement by the Member does not, and the consummation by the member of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or in an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Acquired Company under any of the terms, conditions or provisions of (i) Organizational Documents, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Acquired Company or any of its properties or assets, or (iii) except as set forth in Schedule 4.11, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Acquired Company is now a party or by which the Acquired Company or any of its or their properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Acquired Company.

4.12 Financial Statements. The Member has delivered to Teltran true and complete copies of the Acquired Company=s Balance Sheet (ABalance Sheet@) as of January 31, 2000 (ABalance Sheet Date@) together with Statement of Income and Statement of Cash Flow for the period then ended (AFinancial Statements@) audited by Irving Greenman C.P.A. Financial Statements. These financial statements (i) have been prepared from the books and records of the Acquired Company in accordance with GAAP consistently applied, and (ii) are complete and correct and fairly reflect, in each case in all material respects, the financial condition and results of operations of the Acquired Company as of the dates and for the periods indicated thereon, and (iii) reflect all assets at the lower of their cost or net realizable value. The books and accounts of the Acquired Company have been maintained in all material respects in accordance with sound business practices, and to the Member= Knowledge there have been no transactions involving the Acquired Company that properly should have been set forth therein in accordance with GAAP that have not been accurately so set forth.

4.13  Compliance With Law.


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(a) The Acquired Company has complied and is presently complying, in all material respects, with all laws, applicable to it in all jurisdictions where the business of each such entity is conducted or to which each such entity is subject, and the Member know of no pending or anticipated changes to such Laws that could cause The Acquired Company=s current business practices to fall out of compliance with such Laws. The Member do not know of any assertion by any party that the Acquired Company in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by the Acquired Company.

(b) The Acquired Company has all material governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Government Licenses and Permits"). Schedule 4.13 includes a list of all Government Licenses and Permits. All Government Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to their knowledge, threatened. The Member know of no action, omission or policy which could form a reasonable basis for the loss of any such licensure.

4.14 Employee Benefit Plans. The Acquired Company has never maintained or contributed to any employee benefit plan, or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated and whether or not such plan is of legally binding nature in the form of an informal understanding.

4.15 Taxes. The Acquired Company has no liability for any unpaid taxes.

4.16 Non Governmental Consents. Except with respect to the Consents listed in
Schedule 4.16 no consent of any third party or any non government third party is required pursuant to any Material Contract to preserve any other material right of the Acquired Company.

4.17 Liabilities. The Acquired Company has no material Liabilities other than
(i) Liabilities fully and adequately reflected or reserved against on the Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of the Acquired Company or to be insured in connection with this transaction and any related transaction, or (iii) Liabilities otherwise disclosed in this Agreement, including the Acquired Company Disclosure Schedule.

4.18 Governmental Approvals. Except with respect to any Consents listed in
Schedule 4.18 no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by the Acquired Company or Member or Teltran with any governmental authority, domestic or foreign, federal, state or local, is required in connection with the Acquired Company's execution, delivery and performance of this Agreement and consummation of the Transaction, the continuation of the business of the Acquired Company as now conducted after the transfer of the Membership Interest.

4.19 Intellectual Property. Schedule 4.19 sets forth a complete and correct list and summary description of all trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of the Acquired Company. A complete list of all licenses granted by or to such entities with respect to any of the foregoing is set forth as a Material Contract as Schedule
4.8. Except as otherwise set forth in Schedule 4.19 all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by the Acquired Company as applicable, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. The Acquired Company is currently in receipt of any notice of any violation or infringements of, and such entities are not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

4.20 No provision.


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4.21 Property. Schedule 4.21 contains a list of all real property leases, licenses and personal property leases under which the Acquired Company or any Acquired Company Subsidiary is a party the lessee or licensee (ALeased Property@). True and complete copies of all Leases listed in Schedule 4.21 have been delivered to Teltran heretofore as well as any copies of title reports, surveys or environmental reports or audits relating to any leased property. Except as set forth in Schedule 4.21 no such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the Transactions. Any such lease or license shall be deemed a Material Contract and the representations set forth in paragraph 4.8 shall apply. Except for the aforesaid leases and licenses the Acquired Company has no interest in real property.

4.22 Condition of Assets. Other than property obtained by Teltran for the benefit of Acquired Company, all personal property owned by Acquired Company and all personal property held by such entity pursuant to leases is in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly within the recommendation and requirements of the manufacturer thereof (if any) and is suitable and appropriate for the use thereof made and proposed to be made by Acquired Company is business operations.

4.23 Related Transactions. Schedule 4.23 lists all agreements, arrangements or transactions involving or relating to Member on the one hand and the Acquired Company.

4.25 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the Acquired Company Schedule, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

                                    ARTICLE V

                                    INDEMNITY

5.1 Indemnity. The Member shall indemnify, defend, and hold Teltran and the Acquired Company harmless from and against any and all losses, costs, liabilities, damages, and expenses (including reasonable legal and other expenses incident thereto) of every kind, nature, and description, including any unassumed liabilities, and any undisclosed liabilities (collectively "Losses") including any loss resulting from or arise out of (i) the breach of any representation or warranty of the Member set forth in this Agreement (including the exhibits hereto) including a failure to disclose any liability as required therein or in any certificate or schedule, or other instrument delivered to Teltran pursuant hereto; or (ii) the breach of any of the covenants of Shareholder contained in this Agreement.

5.2 Claims Procedure. Should any claim covered by Section 5.1 be asserted against a party entitled to indemnification under this Article V (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"), provided that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this
Article X if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor, such consent not to be unreasonably withheld, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete, and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

5.3 Limitations.

There shall be no claim for Indemnity until the amount of such claims exceeds $50,000.

5.4 Brokers' Fees. Teltran and Member shall save and hold the other harmless from any claims made against the other on account of their acts or alleged acts from any person for any other agent's, broker's or finder's fee or commission incurred in connection with the Transactions. The provisions of paragraph 5.3 shall apply to any claim within the scope of the preceding sentence.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1 Expenses. Except as otherwise provided herein, the Acquired Company, the Member and Teltran shall each pay their own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, irrespective of whether or not the transactions contemplated hereby are consummated.

6.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of the Member or Teltran pursuant hereto, or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by the Member or Teltran, as the case may be, hereunder. All representations, warranties, and covenants made by the Member or Teltran in this Agreement, or pursuant hereto, shall survive the Closing, but shall terminate two years from the Closing Date.

6.3 Succession and Assignments; Third Party Beneficiaries. Except as provided herein, this Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

6.4 Accuracy of Documents. All documents delivered by the Member to Teltran, and by Teltran to the Acquired Company, as photocopies faithfully reproduce the originals thereof, and such originals are authentic and were, to the extent execution was required, duly executed.

6.5 Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) or with respect of notices from the United States sent by the United States Postal Service, registered or certified mail, return receipt requested, (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

(a) Teltran International Group, Inc.
One Penn Plaza
New York, New York 10119
With a copy to:

Parker Duryee Rosoff & Haft
529 Fifth Avenue
New York, New York 10017
Attn: Michael DiGiovanna, Esq.
Fax No.: (212) 972-9487

(b) To Member:

Trans Voice Investment, Ltd
c/o Montaque Securities, Inc.
Ltd/Saffrey Square & Bank Ln
P.O. Box N8303
Nassau N P Bahamas

All such notices shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) the next business day after shipment by such courier service.

6.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

6.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

6.9 Entire Agreement. This Agreement, including any exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended, waived or changed except in writing, signed by the party to be bound thereby.

6.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

6.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date hereof.

                                          TELTRAN INTERNATIONAL GROUP, LTD.



                                    By:
                                       -----------------------------------------



                                    TELTRAN INTERNATIONAL, INC.


                                    By:
                                    --------------------------------------------
                                    With respect to paragraph 2.6(b)

TRANS VOICE INVESTMENTS, LTD

By:
   ------------------------------

INTELESIS GROUP, INC.


By:
   ------------------------------
      Richard Sablon, President
      (with respect to Section 4.5 only)